Exhibit 16.1


Harvey Judkowitz                                                 (305) 378-1948
Certified Public Accountant                                 Fax: (305) 253-6266
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10220 S.W. 124th Street
Miami, FL 33176



Former Accountant's response letter

May 16, 2001

Officer of Chief Accountant
Securities and Exchange Commission
450 5th Street, N.W.
Washington, D.C.  20549

This is to confirm that the client-auditor relationship between CONCENTRAX, INC. (formerly Miami Dade Auto and Home Insurance, Inc) and Harvey Judkowitz, CPA has ceased, and that during the past fiscal year and until the day my relationship with CONCENTRAX, INC. ceased, there were no material disagreements with the Company on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures.

We have read Item 3 on Form 10-SB of CONCENTRAX, INC., which will be filed for the year audited December 31, 2000, and we agree with the statement contained therein with regard to me.

         Very truly yours,


/s/      Harvey Judkowitz, CPA




                                   Member of:
              American Institute of Certified Public Accountants &
               Florida Institute of Certified Public Accountants